UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
September 6, 2012

STRATASYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13400	36-3658792
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

7665 Commerce Way
Eden Prairie, Minnesota 55344
(Address of principal executive offices and zip code)

(952) 937-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Litigation Settlement

As previously reported, on April 13, 2012, Stratasys, Inc. (“we,” “our,” “us” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Objet Ltd. (“Objet”), Seurat Holdings Inc. (“Holdco”) and Oaktree Merger Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with the Company (the “Merger”), and the Company will be the surviving corporation of the Merger and become an indirect, wholly owned subsidiary of Objet. In June and July 2012, putative class action lawsuits were filed in the United States District Court for the District of Minnesota in Hennepin County (the “Minnesota Court”) and the Delaware Court of Chancery (the “Chancery Court”) challenging the transactions contemplated by the Merger Agreement. The plaintiffs in these lawsuits are purported holders of our common stock (“Company Stockholders”) and are purportedly acting on behalf of a putative class of Company Stockholders. These suits name as defendants the Company, the members of our Board of Directors, Holdco, Merger Sub, and in certain instances Objet.

While we and the other defendants believe that each of the aforementioned lawsuits is without merit and that we have valid defenses to all claims, in an effort to minimize cost and expense of any litigation relating to such lawsuits, on September 6, 2012, we and other defendants entered into a memorandum of understanding (“MOU”) with the parties to the actions pending in the Chancery Court and the Minnesota Court, pursuant to which we and such parties agreed in principle, and subject to certain conditions, to settle those stockholder lawsuits. Subject to approval of the appropriate court and further definitive documentation, the MOU establishes a framework to resolve the allegations against us and other defendants in connection with the Merger Agreement and contemplates a release and settlement by the Company Stockholders of all claims against us and other defendants and our and their affiliates and agents in connection with the Merger Agreement. In exchange for such release and settlement, pursuant to the terms of the MOU, the parties agreed, after arm’s-length negotiations, that we would file this Current Report on Form 8-K amending and supplementing the applicable disclosure in our joint proxy statement/prospectus. The settlement is also contingent upon, among other things, consummation of the Merger. If the MOU is not approved and such conditions are not satisfied, we will continue to vigorously defend these actions.

On September 6, 2012, we issued the press release attached hereto as Exhibit 99.1 announcing the entry into the MOU.

Update on Background of the Merger (beginning on page 59 of the proxy statement/ prospectus)

The second full paragraph on page 62 of the proxy statement/prospectus is revised in its entirety to read as follows:

On December 10, 2011, Stratasys executed a letter agreement with Piper Jaffray to engage Piper Jaffray as Stratasys’ financial advisor, subject to approval of and ratification by the Stratasys board of directors. Stratasys engaged Piper Jaffray specifically with respect to the proposed transaction with Objet and not with respect to any other possible transaction. At no time did Stratasys or Piper Jaffray solicit or consider any alternative transactions.

The fourth full paragraph on page 62 of the proxy statement/prospectus is revised in its entirety to read as follows:

Subsequent to these meetings, representatives of Objet and Stratasys held additional conference calls and meetings with their respective outside counsels, Meitar and McLaughlin, to discuss the structure of the transaction. Stratasys contacted KPMG to assist in assessing the tax issues surrounding Objet’s suggested structure. In addition, there was a series of telephonic calls involving Meitar and KPMG as part of an exploration of the suggested structure and its tax consequences and benefits. From these meetings, both management teams concluded that the proposed structure would most likely result in the least amount of overall taxes for the combined company.

The penultimate paragraph on page 63 of the proxy statement/prospectus is revised in its entirety to read as follows:

On February 2 and 3, 2012, the Stratasys board of directors held a regular meeting in Orlando, Florida, at which, among other things, management of Stratasys updated the board regarding the status of the letter of intent and the discussions regarding the structure of the merger, management and corporate governance and the relative valuations of the two companies. On February 2, 2012 representatives of Piper Jaffray presented to Stratasys’ Board of Directors regarding its preliminary view of relative valuation. During this meeting, the board discussed various measures to consider in determining the merger consideration, including but not limited to revenue, operating income, earnings before depreciation and amortization, as well as net income. In reviewing the various measures, the board expressed concern that Objet would not be able to sustain a low effective tax rate and, consequently, put less weight on the net income measure.

The third paragraph on page 66 of the proxy statement/prospectus is revised in its entirety to read as follows:

On March 31, 2012, the Stratasys board of directors held a special telephonic meeting to review the status of Stratasys’ due diligence of Objet and to discuss key aspects of the merger agreement and related documents. Management outlined the status of due diligence for the board and answered questions from directors regarding, among other things, patent protection, financial condition, and manufacturing facilities. In addition, management expressed confidence that the Objet effective tax rate was sustainable assuming no significant changes in Israeli tax law. They undertook to ask KPMG to draft a memorandum documenting the Israeli incentive tax law pertinent to Objet. McLaughlin provided an update of the status of negotiations regarding the merger agreement and noted that one outstanding issue was the term for the initial board of directors. Although the confidential term sheet provided that the term of the initial board of the combined company was to be two years, drafts of the merger agreement and the articles of association of the combined company provided that the term would expire at the 2014 annual general meeting of shareholders of the combined company, which would result in an initial term of less than two years. Richards Layton then outlined for the board the open issues regarding the deal protection measures that Objet had included in the draft of the merger agreement. These included the amount of the break-up fee in the event of a change in the board’s recommendation due to a superior offer or in the event of an unforeseen intervening event. The board expressed concern that the merger agreement not preclude its ability to evaluate other opportunities that might be presented after the announcement of the merger and to change its recommendation in the event of the receipt and acceptance of a superior offer. In addition, management reported that Objet had withdrawn its request for the 19.9% option. Although Stratasys had initially rejected Objet’s demand that Stratasys adopt a stockholders’ rights plan, management asked Piper Jaffray to evaluate whether adoption of such a plan would benefit Stratasys and its stockholders in connection with the proposed transaction. Accordingly, Piper Jaffray outlined for the board the basic terms of stockholders’ rights plans and the benefits and risks of adopting such a plan. In particular, Piper Jaffray noted that companies adopt such plans to force potential acquirers to negotiate the terms of an acquisition with the company’s board rather than making a tender offer at a potentially lower price and on other terms less favorable to the company’s stockholders. Piper Jaffray also indicated that such plans are also used to prevent activist stockholders from disrupting the acquisition process to the detriment of long-term holders of the company’s stock. Richards Layton also outlined for the board the way in which stockholders’ rights plans worked from a legal perspective as well as the considerations that Delaware courts use to evaluate such plans. After discussion, the board directed management to continue to pursue the possibility of adopting such a stockholders’ rights plan.

The first full paragraph on page 67 of the proxy statement/prospectus is revised in its entirety to read as follows:

On April 6, 2012, the Stratasys board of directors held a special meeting in New York City for the purpose of reviewing the status of the company’s due diligence of Objet, addressing the integration of the two companies, reviewing the status of the negotiations regarding the definitive merger agreement and the status of the HSR filing, reviewing the possibility of adopting a stockholders’ rights plan, and discussing various alternative measures to retain Stratasys and Objet employees after announcement of the proposed merger. Management confirmed that it had received a memorandum from KPMG confirming management’s understanding that the Objet effective tax rate was sustainable assuming no significant changes in Israeli tax law. Based on this assurance, the Board began to place more weight on the net income measure than in prior considerations. Richards Layton outlined the status of the negotiations with respect to the deal protection measures, the board’s fiduciary duties applicable to keeping stockholders informed of alternative offers and to evaluate offers that might lead to a superior offer to acquire the company, and the circumstances under which the board would be entitled to change its recommendation, accept a superior offer and terminate the merger agreement. Piper Jaffray and Richards Layton also discussed the reasons for and terms of a proposed stockholders’ rights plan and answered questions from the board regarding the operation and consequences of such a plan. After discussion, the board directed management and counsel to resolve favorably to Stratasys certain key issues regarding, among other things, termination due to a material adverse effect, the breach of the merger agreement due to inadvertent solicitation of an acquisition proposal, the end date for the merger, the threshold at which the rights issuable under the rights plan would be triggered, the amount of the break-up fees in the event of a termination of the merger agreement due to a superior offer or an intervening event and the initial term of the directors of the combined company. Richards Layton also outlined for the board certain proposed amendments to the Stratasys bylaws that would, among other things, provide for more orderly and flexible regulation of Stratasys stockholders’ meetings.

The following paragraph is added after the second full paragraph on page 67 of the proxy statement/prospectus:

Other than the agreement that Scott Crump would serve as the combined company’s chairman, David Reis would serve as the combined company’s chief executive officer and Elan Jaglom would serve as the chairman of the combined company’s executive committee, as set forth in the March 5, 2012 confidential term sheet and the definitive Merger Agreement, the parties did not have any discussions or negotiations regarding the persons who would serve in senior management positions or on the board of directors of the combined company. In addition, there were no discussions or negotiations between senior management of Stratasys and either Stratasys or Objet with respect to terms of employment of such senior management personnel, including their term of employment, remuneration, bonus payments or equity incentive compensation.

Update on Opinion of Piper Jaffray & Co. (beginning on page 73 of the proxy statement/prospectus)

The last paragraph on page 73 of the proxy statement/prospectus is revised in its entirety to read as follows:

Stratasys retained Piper Jaffray to act as its financial advisor solely in connection with any transaction or series or combination of related transactions whereby, directly or indirectly, capital stock or other equity interests of Objet or any of its assets were to be transferred to Stratasys or its affiliates. Specifically, Piper Jaffray was retained to review the proposed merger to render an opinion to the board of directors of Stratasys as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger agreement to the holders of the common stock of Stratasys. Piper Jaffray is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

The following is added after the last paragraph on page 76 of the proxy statement/prospectus:

The multiples observed for 3D Systems Corporation are as follows:

Enterprise Value as a Multiple of:	Multiples
2012E Revenue	4.0x
2013E Revenue	3.5x
2012E Adjusted EBITDA	17.1x
2013E Adjusted EBITDA	13.1x
2012E Adjusted NOPAT	22.2x
2013E Adjusted NOPAT	20.3x

Equity Value as a Multiple of:	Multiples
2012E Adjusted Net Income	22.6x
2013E Adjusted Net Income	18.7x

The first full paragraph on page 79 of the proxy statement/prospectus is revised in its entirety to read as follows:

     Objet. In its discounted cash flow analysis of Objet, Piper Jaffray calculated terminal values for Objet by applying terminal multiples of Adjusted NOPAT, ranging from 16.0x to 18.0x, to Objet’s 2016 estimated Adjusted NOPAT. The selected range of multiples was determined by analyzing current Adjusted NOPAT trading multiples and the effect that lower expected growth rates in the future years would have on those multiples. Unlevered free cash flows used in the analysis for 2012, 2013, 2014, 2015, 2016 and the terminal period were $26 million, $33 million, $45 million, $59 million, $73 million and $73 million, respectively. The estimated net cash on hand as of March 31, 2012, as used in the analysis was $64.2 million. The cash flows and terminal values were then discounted to present value as of March 31, 2012 using discount rates ranging from 15.0% to 16.0%, which range was derived by using a weighted average cost of capital calculation using the capital asset pricing model based on the selected publicly traded companies, 3D Systems and Stratasys. This analysis indicated the following implied enterprise value reference range and, after deducting net debt, the implied per share price reference range for Objet:

The second full paragraph on page 79 of the proxy statement/prospectus is revised in its entirety to read as follows:

     Stratasys. In its discounted cash flow analysis of Stratasys, Piper Jaffray calculated terminal values for Stratasys by applying terminal multiples of Adjusted NOPAT, ranging from 16.0x to 18.0x, to Stratasys’ 2016 estimated Adjusted NOPAT. The selected range of multiples was determined by analyzing current Adjusted NOPAT trading multiples and the effect that lower expected growth rates in the future years would have on those multiples. Unlevered free cash flows used in the analysis for 2012, 2013, 2014, 2015, 2016 and the terminal period were $15 million, $20 million, $27 million, $36 million, $47 million and $58 million, respectively. The estimated net cash on hand as of March 31, 2012, as used in the analysis was $72 million. The cash flows and terminal values were then discounted to present value as of March 31, 2012 using discount rates ranging from 13.5% to 14.5%, which range was derived by using a weighted average cost of capital calculation using the capital asset pricing model. This analysis indicated the following implied enterprise value reference range and, after deducting net debt, the implied per share price reference range for Stratasys:

The first full paragraph on page 84 is revised in its entirety to read as follows:

In addition to being retained by Stratasys to provide the fairness opinion and advisory services described above, Piper Jaffray and Objet had an understanding at the beginning of 2011 that Piper Jaffray would serve as an underwriter for the prospective initial public offering of Objet’s ordinary shares, with respect to which Objet filed a registration statement on Form F-1 with the SEC on March 22, 2012, but which was not completed due to Objet’s decision to instead pursue the merger with Stratasys. Piper Jaffray and Objet never signed a formal engagement letter in connection with those services and Piper Jaffray did not receive any fees for any preliminary work performed. Piper Jaffray and its affiliates may also, in the future, provide investment banking and other financial services to the combined company and receive compensation for the rendering of such services.

Update on Important Information about the Projected Financial Information:

The second paragraph on page 87 of the proxy statement/prospectus is revised in its entirety to read as follows:

While the financial forecasts set forth under "—Projected Financial Information" above, which are collectively referred to as the Forecasts, of each company as a stand-alone company were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying the Forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" beginning on pages 17 and 51, respectively, all of which are difficult to predict and many of which are beyond the control of Stratasys and/or Objet and will be beyond the control of the combined company. None of the Forecasts assumes the combination of Stratasys and Objet or take into account any estimated synergies or dissynergies from the combination. However, during the process leading up the execution of the Merger Agreement, and in connection with the Stratasys Board’s consideration of the Merger, Stratasys’ management projected approximately $25 million in potential sales synergies from the combined company in 2013.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit
No.	Description
99.1	Press Release issued by Stratasys, Inc. on September 6, 2012.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

     On April 13, 2012, Stratasys, Inc., Objet Ltd., Seurat Holdings Inc. and Oaktree Merger Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Oaktree Merger Inc. will merge with Stratasys (the “Merger”), and Stratasys will be the surviving corporation of the Merger and become an indirect wholly owned subsidiary of Objet. In connection with the proposed Merger, Objet has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which the SEC has declared effective and which includes a proxy statement of Stratasys and a prospectus of Objet, as well as other relevant materials in connection with the proposed transaction. Stratasys concurrently filed the same proxy statement/prospectus with the SEC and has mailed it to Stratasys stockholders for purposes of soliciting proxies for voting in favor of adopting the Merger Agreement at a special meeting of Stratasys stockholders called for that purpose. Investors and stockholders are urged to read the proxy statement/prospectus and the other relevant materials because these materials contain important information about Stratasys, Objet and the proposed Merger. The proxy statement/prospectus and other relevant materials filed with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov or via our website at www.stratasys.com. Stockholders may also obtain a copy of our SEC filings free of charge upon written request to Stratasys, Attention: Shane Glenn, Director of Investor Relations, 7665 Commerce Way, Eden Prairie, Minnesota 55344.

     Stratasys’ executive officers and directors may be deemed to be participants in the solicitation of proxies from the Stratasys stockholders in connection with the Merger. Information about Stratasys’ executive officers and directors and their ownership of Stratasys common stock is set forth in the proxy statement/prospectus, filed with the SEC on August 8, 2012, and is also set forth in other relevant materials filed with the SEC.

     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     Statements in this document regarding the proposed transaction between Stratasys and Objet, including, without limitation, the expected timetable for completing the transaction, statements related to the anticipated consummation of the proposed combination of Stratasys and Objet, statements regarding regulatory review of the transaction, management of the combined company, the benefits of the proposed combination, the future financial performance of the combined company after the proposed combination, and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Stratasys and Objet to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by Stratasys’ stockholders; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that management’s focus on and disruptions arising from the transaction make it more difficult to maintain relationships with customers, employees, or suppliers; and the other risks set forth in Stratasys’ most recent Annual Report on Form 10-K, as well as the other factors described in the filings that Stratasys makes with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the transactions described herein may not be successfully consummated, and if consummated the actual results, performance or achievements of the combined company may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

     In addition, the statements in this document reflect the expectations and beliefs of Stratasys and/or Objet as of the date of this document. Stratasys and Objet anticipate that subsequent events and developments will cause their expectations and beliefs to change. However, while Stratasys and Objet may elect to update these forward-looking statements publicly in the future, they specifically disclaim any obligation to do so. The forward-looking statements of Stratasys and/or Objet do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger that may be undertaken. These forward-looking statements should not be relied upon as representing Stratasys or Objet’s views as of any date after the date of this document.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.

Date: September 6, 2012	By:	/s/ Robert F. Gallagher
Robert F. Gallagher
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Stratasys, Inc. on September 6, 2012.